        1                                                       Exhibit 10.16


                           ANNUAL INCENTIVE COMPENSATION PLAN
                                           OF
                            OKLAHOMA GAS AND ELECTRIC COMPANY









                                                             February 1993

                           ANNUAL INCENTIVE COMPENSATION PLAN
                                           OF
                            OKLAHOMA GAS AND ELECTRIC COMPANY

         PURPOSE OF THE PLAN

         The purpose of the Annual Incentive Plan (the "Plan") is to maximize the efficiency and effectiveness of the operations of Oklahoma Gas and Electric Company (the "Company") by providing incentive compensation opportunities to certain key executives and managers responsible for operational effectiveness. The Plan is intended to encourage and reward the achievement of certain results critical to meeting the Company's operational goals. It is also designed to assist in the attraction and retention of quality employees, to link further the financial interest and objectives of employees with those at the Company, and to foster accountability and teamwork throughout the Company.

         This Plan is designed to provide incentive compensation opportunities; awards made under this Plan are in addition to base salary adjustments given to maintain market competitive salary levels.

         Annual awards will be determined by the achievement of annual Company Objectives and Individual Objectives subject to the parameters set forth in the Plan. Shortly after the beginning of the Plan Year, each Participant will receive established Company Objectives and Individual Objectives that should be achievable, measurable and controllable. Quarterly reports are expected to be developed and presented at review meetings to monitor progress on achieving the established objectives.

         DEFINITIONS

         When used in the Plan, the following words and phrases shall have the following meanings:

         "Plan" means the Annual Incentive Compensation Plan of the Company.

         "Company" means Oklahoma Gas and Electric Company, its successors and assigns, and each of its subsidiaries, if any, designated by the BOARD for participation in this Plan.

         "Base Salary" means the actual base salary in effect at the beginning of the Plan Year as shown in the personnel records of the Company and, for a Participant who is added to the Plan during a Plan Year pursuant to Article XII, his or her base salary in effect at the time he or she becomes a Participant as shown in the personnel records of the Company.

         "BOARD" means the BOARD of Directors of Oklahoma Gas and Electric Company.

         "COMMITTEE" means the Compensation COMMITTEE of the BOARD or any other COMMITTEE of the BOARD designated by resolution of the BOARD to perform certain administrative functions under the Plan.

         "Maximum" means the maximum level of performance of Company Objectives that is judged acceptable or standard by the BOARD, above which no additional awards are paid under the Plan related to Company Objectives.

         "Participant" means any officer, executive or key employee of the Company selected by the BOARD to receive an award under the Plan. Members of the BOARD who are not employed on a full-time basis by the Company are not eligible to receive awards under the Plan.

         "Incentive Amount" means the amount the Participant is eligible to receive as an award under the Plan. The Incentive Amount is expressed as a percentage of base salary.

         "Performance Criteria" means those financial, operational or individual performance measures that are selected each Plan Year by the COMMITTEE and used to determine awards under the Plan. Performance Criteria shall consist of Company Objectives, which shall be financial and/or other goals established for measuring performance by the Company, and Individual Objectives, which shall be individual goals and objectives for measuring performance by a Participant.

         "Payout Schedule" means the Incentive Amount that will be paid to each Participant at various levels of actual performance of Company Objectives when compared to Target performance.

         "Performance Matrix" means the chart approved by the BOARD that is used to determine the percentage of each Participant's Incentive Amount which the Participant will actually receive as a result of the attainment of Company Objectives.

         "Target" means the level of performance of Company Objectives that is judged acceptable or standard by the BOARD, based on predetermined objectives. With actual performance of Company Objectives equal to Target, 100% of the Target Pool is funded for each year of the Plan.

         "Target Pool" means the aggregate pool of cash that may be distributed to all Participants. This pool will be funded at the 100% level when the Target has been 100% achieved and will be funded at lower or higher amounts based on the actual performance of the Company Objectives. Funding of the Target Pool will be based solely on consolidated net income for the Company.

         "Threshold" means the minimum level of performance of Company Objectives that is judged acceptable or standard by the BOARD, below which no awards shall be paid from the Plan. It is understood that this Threshold may be adjusted up or down in the future to reflect changing business conditions and investor requirements.

         "Plan Year" means a fiscal year beginning January 1 and ending December 31.

         ADMINISTRATION OF THE PLAN

         The Plan shall be administered by the COMMITTEE to the extent provided herein. Subject to the provisions of the Plan, the BOARD shall have exclusive authority to amend, modify, suspend or terminate the Plan at any time.

         At the beginning of each Plan Year, the CEO of the Company will make recommendations to the COMMITTEE regarding Participants, size of awards, Performance Criteria, the Payout Schedule and the Performance Matrix. The COMMITTEE will consider and approve or modify the recommendations as appropriate, subject to the final approval of the BOARD, and will select Individual Objectives for the CEO. At the conclusion of each Plan Year, the CEO of the Company (along with one or more officers designated by the CEO) will present to the COMMITTEE a schedule indicating actual performance and the recommended award. The COMMITTEE will review the recommendations and approve or modify the recommendations as presented. Payment to Participants is subject to final approval of the BOARD.

         PERFORMANCE CRITERIA

         The Company Objectives to be used to measure actual performance by the Company for establishing award opportunities in the Plan shall be established by the BOARD. The BOARD will also establish a Target level of performance for each Company Objective as well as the Threshold level of performance which is required before any awards are paid under the Plan. In addition, each Participant shall have the opportunity to have his or her award adjusted upward or downward by as much as 20% based upon the attainment of Individual Objectives.

         The Company Objectives shall relate to the achievement of established financial objectives for the Company. The Individual Objectives shall relate to the level of the Participant's overall performance during the Plan Year, taking into consideration the attainment of established individual goals and objectives as well as other relevant aspects of performance.

         DETERMINATION OF AWARDS

         As soon as practicable after the end of each Plan Year, the COMMITTEE, upon recommendation of the CEO of the Company, will determine the actual funding for the Target Pool. This actual level of funding will then be distributed to the Participants in any manner determined to be reasonable and equitable, subject to the pre-determined Payout Schedule, a form of which is shown in Schedule A. The percentage of the award paid out based on performance of Company Objectives is determined by using the Performance Matrix, a form of which is shown in Schedule B. When actual performance of Company Objectives is either above or below the Target, funds available for payouts to all Participants will be increased or decreased to reflect actual performance. There is no requirement that all funds from the Target Pool must be distributed each year; however, funds that are not distributed will not be carried over to future Plan Years; they will simply be restored to the consolidated net income of the Company.

         In recommending how awards are to be distributed each year, the CEO should consider the Performance Criteria that were established for the Plan Year, and measure the degree of achievement of each of these criteria. It is not the intent of the Plan that awards be made on a discretionary basis; rather, awards should be made from the pool on the basis of measurable performance compared to the pre-set Performance Criteria. In unusual situations, the CEO shall also consider the awarding of special bonus awards for extraordinary performance by an individual. Any such bonus award must be approved by the BOARD.

         COMPANY THRESHOLD, TARGET AND MAXIMUM

         The BOARD will establish a Company Threshold, Target and Maximum for each Plan Year. When actual Company performance is below the Threshold, no payments of awards will be made under the Plan, regardless of individual performance. In addition to this Threshold limit, total awards under this Plan cannot exceed 1% of annual consolidated net income of the Company in any single year without the express approval of the BOARD.

         REVISED AWARD LEVELS AND PERFORMANCE CRITERIA

         For Participants who are assigned to different position levels or transferred between Company business units during the Plan Year, the BOARD may, at any time, and upon recommendation of the CEO of the Company, establish revised award levels and Individual Objectives for that Participant.

         FORM OF PAYMENT

         All awards under the Plan will be paid in cash, in one lump sum, subject to such payroll taxes and other deductions, if any, as may be in effect at the time of payment.

         TIMING OF PAYMENT

         All awards will be paid as soon as practicable following the end of each Plan Year and the approval by the BOARD of actual awards.

         ADJUSTMENTS

         Subject to Article VII, the BOARD may not retroactively change any Performance Criteria, Targets, Payout Schedules Performance Matrix, Threshold, Maximum, or participation levels for a Plan year, except as and to the extent determined by the BOARD in the event of changes in accounting practices or extraordinary or unanticipated circumstances which could have a material effect on the achievement of Performance Criteria.

         TERMINATION, DEATH OR DISABILITY

         A Participant who terminates employment due to death, disability or normal retirement will be paid a pro-rata portion of any award based on his or her date of termination. Such prorated payment will be made at the time and in the form that all payments are normally made to all other Participants. A Participant whose employment terminates for any other reason prior to the end of the Plan Year shall forfeit any and all awards and payouts from the Plan, whether terminated by the Company or voluntarily. Such payments may be made at the discretion of the BOARD, however, based on the circumstances of each termination.

         NEW PARTICIPANTS

         New participants may be added to the Plan at any time during the Plan Year. Awards for new Participants will be prorated from date of promotion or hire, except as otherwise determined by the BOARD.

         MISCELLANEOUS

         No Participant shall have the right to anticipate, alienate, sell, transfer, assign, pledge or encumber his or her right to receive any award made under the Plan until such an award becomes payable to him or her.

         No Participant shall have any lien on any assets of the Company by reason of any award made under the Plan.

         The adoption of the Plan or any modification or amendment hereof does not imply any commitment to continue or adopt the same plan, or any modification thereof, or any other plan for incentive compensation for any succeeding year, provided, that no such modification or amendment shall adversely affect rights to receive any amount to which Participants have become entitled prior to such modifications and amendments. Neither the Plan nor any award made under the Plan shall create any employment contract between the Company and any Participant.

         No Participant or other employee shall at any time have a right to be selected for participation in the Plan for any Plan Year, despite having been selected for participation in a prior Plan Year. Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

         All determinations of the COMMITTEE or the BOARD as to any disputed questions arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all Participants and all other persons and shall not be reviewable.

         Each Participant shall be provided with a Plan description and a Plan agreement for each Plan Year which shall include Company Objectives, Incentive Amount, Individual Objectives and a Performance Matrix for each year. In the event of a conflict between the terms of the Plan description and the Plan, the terms of the Plan shall control unless the BOARD decides otherwise.

         This Plan shall be binding on the successors of the Company.

                                        SCHEDULE A - PAYOUT SCHEDULE

                                     Annual Incentive Payout Targets
                                        (Percent of Base Salary)

        Position                     Minimum         Target         Maximum

  Chairman, President and
  CEO                                    ___%          ___%            ___%

  EVP and COO                            ___%          ___%            ___%

  SVP, VP, Controller                    ___%          ___%            ___%

  Secretary                              ___%          ___%            ___%

  Salary Grade E9                        ___%          ___%            ___%

  Salary Grade E8                        ___%          ___%            ___%

  Other Salary Grades                    ___%          ___%            ___%

                                                                 SCHEDULE B
                                                                   Example

                                FORM OF PERFORMANCE MATRIX



                                              "A"


                            Chart to include % payouts of
                         Incentive Awards based on combined
    "B"                      performance of objectives

                                    "A" and "B"








    Notes:
    ------


        "A" This line across the top of the matrix will include levels of performance of a different Company objective.

        "B" This line on the left side of the matrix will include levels of performance of a Company Objective, such as earnings per share.

         OKLAHOMA GAS AND ELECTRIC COMPANY
         ANNUAL INCENTIVE PLAN AGREEMENT

         PARTICIPANT:_______________________________

         Purpose of the Plan

         The purpose of the Annual Incentive Plan (the Plan) is to maximize the efficiency and effectiveness of the operations of Oklahoma Gas and Electric (OGE or the Company) by providing incentive compensation opportunities to certain key executives and managers responsible for operational effectiveness. The Plan is intended to encourage and reward the achievement of Business Plan results critical to meeting OGE's profitability goals. It is also designed to assist in the attraction and retention of quality employees, to link further the financial interest and objectives of employees with those at the Company, and to foster accountability and teamwork throughout the Comapny.

         Award Level

         Each Participant is assigned a target, minimum and maximum award level expressed as a percentage of base salary.

         Your 1993 incentive Target Award as a percentage of base salary will be:

                     MINIMUM           TARGET           MAXIMUM

                     ____              ____             ____

         100% of your incentive award will be based on Corporate performance. In addition, your award can be increased or decreased by up to 20% to reflect the attainment of individual Performance Objective.

         The criteria used to measure Corporate performance are Earnings Per Share and industry Percentile Rank for O and M Expenses Per KWH. The Company must meet minimum threshold performance levels in order for any incentive awards to be made under this Plan.

         I have read and fully understand the Oklahoma Gas and Electric Annual Incentive Plan.



         ______________________    ________________________________________
                  Date                            Signature